Exhibit 10.7

PROMISSORY NOTE

US $2,000,000	Effective Date: May 13, 2013
Executed and Delivered in Moscow,
Russia

FOR VALUE RECEIVED, the undersigned, Net Element International, Inc., a Delaware corporation ("Maker"), does hereby promise to pay to the order of K 1 Holding Limited, a company organized under the laws of British Virgin Islands ("Holder"), the principal sum of TWO MILLION AND 00/100 U.S. DOLLARS (US $2,000,000) on the terms set forth herein.

1.           Maximum Interest Rate. There shall be no interest under this Note (this "Note"). If, however, any interest is imputed to the indebtedness hereunder, then if any such applicable interest rate exceeds the maximum rate of interest permitted by applicable law during any period that this Note is outstanding, such interest rate shall be automatically reduced, without any further action by Maker or Holder, to equal the maximum interest rate permitted by applicable law during such period. For purposes of this Note, the maximum rate of interest permitted by applicable law shall mean the maximum rate of interest that may be contracted for, charged, taken, reserved or received under the laws of the State of Florida or applicable federal law (whichever permits the higher rate) after taking into account, to the extent required by applicable law, any and all relevant payments or charges.

2.           Payment. All sums payable by Maker hereunder shall be payable to Holder by wire transfer to the bank account as Holder may designate from time to time in writing, in currency as shall be legal tender at the time of payment for the payment of public and private debts in the United States of America. The entire outstanding principal balance of this Note shall be paid in full in a single payment no later than May 14, 2015 (the "Maturity Date"), subject to paragraphs 3 and 4 below.

3.           Prepayment. This Note may be voluntarily prepaid by Maker in whole or in part at any time or from time to time without penalty or charge. Any partial prepayment made with respect to this Note shall reduce the outstanding principal balance hereunder.

4.           Acceleration Upon Event of Default. The entire unpaid principal balance of this Note shall become immediately due and payable upon the occurrence of any of the following events (each, an "Event of Default"):

(a)           Maker shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator, or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(b)           Maker seeks the appointment of a receiver, trustee, liquidator, or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency, or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(c)           Maker fails to pay the principal amount under this Note when due and payable (whether on the Maturity Date or due to an Event of Default) and such failure continues for five (5) business days from the date of such failure.

5.           Use of Proceeds. The entire principal amount under this Note shall be used for general business requirements of Maker as determined by Maker; provided, however, that, in the event Maker consummates any capital reorganization, consolidation, joint venture, spin off, merger or any other business combination or restructuring of any nature whatsoever, the entire principal amount shall be retained by Maker.

6.           Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Note shall not affect the enforceability of the remaining portions of this Note or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Note shall be declared invalid, this Note shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

7.           Time is of the Essence. Time shall be of the essence with respect to the terms of this Note.

8.           Amendments. Except as expressly stated herein to the contrary, this Note may not be amended or modified in any way, except by a written instrument executed by Maker and Holder.

9.           Assignment. No party to this Note may assign or transfer this Note, nor may any of such party’s rights hereunder be assigned or transferred in any manner to any person or entity.

10.         Governing Law; Venue. This Note shall be governed by and construed in accordance with the local laws of the State of Florida without reference to that state's rules regarding choice of law. The exclusive venue for all actions or disputes relating to this Note shall be a state of federal court located in Miami-Dade County, Florida and the parties irrevocably submit to personal jurisdiction before that court, and agree not to assert, by way of motion, as a defense or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note or the subject matter hereof may not be enforced by such court or that the court lacks personal jurisdiction over them.

11.         Jury Trial Waiver. EACH OF MAKER AND HOLDERVOLUNTARILY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT RELATED HERETO, OR THE TRANSACTIONS OR OBLIGATIONS UNDER WHICH THIS NOTE WAS DELIVERED, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS NOTE.

12.         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Holder, to:

K 1 Holding Limited

125040 Russia Moscow, Leningradskiy prospect, 30/2

Attention: Vyacheslav Lukashev

If to Maker, to:

Net Element International, Inc.

1450 South Miami Avenue

Miami, Florida 33130

Attention: Jonathan New, CFO

13.         Presentation. All parties now or hereafter liable with respect to this Note, whether Maker, endorser or any other person or entity, hereby expressly waive presentation, demand of payment, protest, notice of demand of payment, protest and notice of non-payment, or any other notice of any kind with respect hereto.

14.         Waiver. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy hereunder, under any loan agreement or security agreement, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

15.         Counterparts. This Note may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Note, facsimile signatures or signatures transmitted by electronic mail in pdf format shall be deemed originals.

16.         Bank Details.

Maker:

Account Title: Net Element International, Inc

1450 South Miami Avenue

Miami, FL 33180

USA

Account Number:

Bank Address:

Bank ABA:

Swift Code

17.         No Assignment. The Parties herby agree that the principal sum under this Note shall be funded by K1 Associates Ltd. on behalf of Holder. However, all rights and other obligations of Holder under this Note are not assigned or transferred to any party and shall remain the rights and obligations of Holder, including, but not limited to, the right of claim under this Note, as well as the right to receive any payments pursuant to this Note.

IN WITNESS WHEREOF, Maker has executed this Note as of the Effective Date set forth above.

MAKER:

Net Element International, Inc., a
Delaware corporation

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	CFO

HOLDER ACCEPTS AND ACKNOWLEDGES:

K 1 Holding Limited, a company organized under the laws of British Virgin Islands

By:
Name: Andreas Moustras
Title: Director

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